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                            ASSET PURCHASE AGREEMENT

                                     between

                         A NOVO CANADA ENTERPRISES INC.

                                       and

                     LES TELECOMMUNICATIONS VALSYSTEME INC.

                                       and

                              9038-2847 QUEBEC INC.

                                       and

                                 JACQUES FRANCO


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                               September 12, 2000
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                                TABLE OF CONTENTS

1.   DEFINITIONS...............................................................................................2

2.   RECITALS AND SCHEDULES....................................................................................3

3.   ASSETS PURCHASED..........................................................................................3

4.   ASSUMED LIABILITIES AND ADJUSTMENT........................................................................4

5.   PURCHASE PRICE............................................................................................5

6.   ALLOCATION OF THE PURCHASE PRICE..........................................................................5

7.   TAX ELECTIONS.............................................................................................5

8.   REPRESENTATIONS AND WARRANTIES OF THE SELLER OF 9083-2847 AND JACQUES FRANCO5
     8.1      Legal status.....................................................................................6
     8.2      Capacity.........................................................................................6
     8.3      Regulatory compliance............................................................................7
     8.4      Financial position...............................................................................8
     8.5      Liability........................................................................................9
     8.6      No material omissions............................................................................10

9.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...........................................................10

10.  SCOPE OF REPRESENTATIONS AND WARRANTIES...................................................................11

11.  SALE OF AN ENTERPRISE.....................................................................................11

12.  EMPLOYEES.................................................................................................11

13.  COVENANT OF THE SELLER....................................................................................11

14.  INDEMNIFICATION OF THE PURCHASER..........................................................................11

15.  INDEMNIFICATION OF THE SELLER.............................................................................12

16.  NON-COMPETITION AND NON-SOLICITATION UNDERTAKING..........................................................12

17.  ADDITIONAL COVENANTS......................................................................................14

18.  FEES AND EXPENSES.........................................................................................14

19.  OTHER DOCUMENTS...........................................................................................14

20.  NOTICE....................................................................................................14

21.  CONFIDENTIALITY...........................................................................................16

22.  MISCELLANEOUS.............................................................................................16


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     ASSET PURCHASE AGREEMENT executed in the city of Montreal on September 12,
2000.

BETWEEN: A NOVO CANADA ENTERPRISES INC., a corporation duly incorporated under the Canada Business Corporations Act, having its registered office at 1474, rue Cunard, Laval, Quebec, H7S 2B7, represented and acting hereto by its duly authorised representative as he so declares;

                              (hereinafter referred to as the "PURCHASER")

AND: LES TELECOMMUNICATIONS VALSYSTEME INC., a company duly incorporated under Quebec laws, having its registered office at 1474, rue Cunard, Laval, Quebec, H7S 2B7, represented and acting hereto by its duly authorised representative as he so declares;

                              (hereinafter referred to as the "SELLER")

AND INTERVENING HERETO:       9038-2847 QUEBEC INC., a company duly incorporated
                              under the Quebec laws, having its registered office at 4525, rue Jeanne-d'Arc, Montreal, Quebec, H1X 2E4, represented and acting hereto by its duly authorised representative as he so declares;

                              (hereinafter referred to as "9038-2847")

AND: JACQUES FRANCO, businessman, domiciled at 4525, rue Jeanne-d'Arc, Montreal, Quebec, H1X 2E4;

                              (hereinafter referred to as "JACQUES FRANCO")

     WHEREAS the Seller is a business which specialises in the maintenance and repairs of CATV, microwave, television/radio broadcasting, optical and cable broadcasting equipment (the "ENTERPRISE");

     WHEREAS 9038-2847 owns all of the issued and outstanding shares of the Seller and Jacques Franco owns all of the issued and outstanding shares of 9038-2847;

     WHEREAS the Seller wishes to sell and the Purchaser wishes to purchase a substantial part of the assets of the Enterprise subject to the terms and conditions contained herein;

     NOW THEREFORE THE PARTIES HEREBY AGREE AS FOLLOWS:


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1.   DEFINITIONS

     For the purposes of this agreement, unless otherwise indicated by the subject matter or the context, the following terms shall have the meanings which are set forth below:

     "1999 FINANCIAL STATEMENTS" shall mean the Seller's financial statements and the auditors' report thereon for the fiscal year ending August 31, 1999, including the income statement, the statement of deficit, the balance sheet and the statement of changes in financial position, including the notes thereto, attached hereto as SCHEDULE B.

     "AGREEMENTS" shall be defined at paragraph 3.4;

     "ASSETS PURCHASED" shall mean the assets listed at section 3;

     "ASSUMED LIABILITIES" shall be defined at paragraph 4.1;

     "CLOSING DATE" shall mean September 12, 2000 or any other date agreed upon between the parties;

     "DAMAGES" shall be defined at paragraph 14.1;

     "EMPLOYEES" shall be defined at section 12;

     "EQUIPMENT" shall be defined at paragraph 3.2;

     "GOODWILL" shall be defined at paragraph 3.5;

     "HEREUNDER", "HEREBY", "THE AGREEMENT" or "THIS AGREEMENT" shall mean this asset purchase agreement executed on this date between the Purchaser, the Seller, 9038-2847 and Jacques Franco as amended from time to time by the parties;

     "INTERVENORS" shall be defined at section 16;

     "INVENTORY" shall be defined at paragraph 3.1.

     "LEASE" shall be defined at paragraph 3.4;

     "PERMITS" shall be defined at paragraph 3.3;

     "PURCHASE PRICE" shall be defined at section 5; and

     "YEAR 2000 UNAUDITED FINANCIAL STATEMENTS" shall mean the unaudited balance sheet as at July 31, 2000 and the unaudited income statement for the 11 month period ending July 31, 2000, attached hereto as SCHEDULE A;

2.   RECITALS AND SCHEDULES

     The recitals and following Schedules form an integral part of this
     Agreement:

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          Schedule A           !        Year 2000 Unaudited Financial Statements
          Schedule B           !        1999 Financial Statements
          Schedule 3.1         !        Inventory
          Schedule 3.2         !        Equipment
          Schedule 3.3         !        Permits
          Schedule 3.4         !        Agreements
          Schedule 4.1         !        Sworn statement
          Schedule 6           !        Allocation of Purchase Price
          Schedule 8.4.4       !        List of clients and suppliers

3.   ASSETS PURCHASED

     Subject to the terms and conditions contained herein, the Seller sells to the Purchaser and the Purchaser purchases from the Seller as of the date hereof any and all rights, title and interests of the Seller with respect to the following (the "ASSETS PURCHASED"):

     3.1 any and all inventory of any nature whatsoever and wherever located owned by the Seller in connection with operation of the Enterprise, including, but without limitation, the items listed in SCHEDULE 3.1 (the "INVENTORY");

     3.2 any and all moveable property and equipment of the Enterprise, including, but without limitation, the property listed at SCHEDULE 3.2 (the "EQUIPMENT");

     3.3 all permits, certificates, licences, consents, approvals and other authorisations issued by government, administrative and other regulatory authorities which are necessary for the operations of the Enterprise and which are listed at SCHEDULE 3.3 (the "PERMITS");

     3.4 any and all rights, title and interests of the Seller in agreements binding the Seller in connection with the Enterprise, including the lease for the immoveable property located at 1474, rue Cunard, Laval, Quebec, H7S 2B7 (the "LEASE"), which agreements are listed at SCHEDULE
          3.4 (the "AGREEMENTS");

     3.5 the goodwill of the Enterprise, including, but without limitation, any and all lists of clients and suppliers, any advertising and promotional material and any printed or written material used in the operation of the Enterprise or in connection with the operation of the Assets Purchased, and the right of the Purchaser to hold itself out as owner of the Enterprise and successor of the Seller (the "GOODWILL"); and

     3.6 any and all documents, books and records, software, data banks or other information contained in any computer media in connection with the Assumed Liabilities and the Assets Purchased.

4.   ASSUMED LIABILITIES AND ADJUSTMENT

     4.1 Subject to the terms and conditions set forth herein, the Purchaser hereby agrees to pay part of the Purchase Price (as defined below) for the Assets Purchased by

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          assuming as of the date hereof, for and on behalf of the Seller, any and all liabilities in connection with salaries, benefits, including accrued vacation pay, severance pay and any other amounts due and payable to Employees as of midnight on September 12, 2000, and all other accounts payable (collectively the "ASSUMED LIABILITIES"), the whole as more fully detailed in the sworn statement of the Seller pursuant to Article 1768 of the Civil Code of Quebec, which is attached as a SCHEDULE 4.1 hereto.

     4.2 The Purchaser hereby agrees to indemnify and save and hold the Seller harmless as provided in section 15 from Damages the Seller might incur in connection with the Assumed Liabilities.

     4.3 The Seller, 9038-2847 and Jacques Franco hereby jointly and severally covenant to indemnify and save and hold the Purchaser harmless, pursuant to sections 11 and 14 hereof from any Damages arising from any omission or inaccuracy in the sworn statement attached as SCHEDULE 4.1.

     4.4 Subject to paragraph 4.1, the Purchaser shall assume no liabilities of the Seller, nor be liable to perform any obligations in connection therewith, unless such liabilities or obligations are incurred after the Closing Date and arise directly from the Agreements.

     4.5 In the event that any amount mentioned in the sworn statement of the Seller has already been paid by the Seller (with relevant supporting vouchers), the Purchaser agrees to repay such sum to the Seller upon receipt of the relevant supporting vouchers.

5.   PURCHASE PRICE

     The Purchaser hereby agrees to pay the Seller the sum of $4,000,000 for the Assets Purchased (the "PURCHASE PRICE"), to be allocated in accordance with
     SCHEDULE 6 hereof and which shall be payable in the following manner:

     5.1 as stated in section 4, by agreeing to undertake the Assumed Liabilities valued at $112,452.14; and

     5.2 $3,887,547.86 on the Closing Date by cheque payable to the order of the Seller, receipt of which is hereby acknowledged.

6.   ALLOCATION OF THE PURCHASE PRICE

     The Purchase Price shall be allocated towards the Assets Purchased in the manner set forth in SCHEDULE 6. The allocation of the Purchase Price shall be final and binding upon the parties for all purposes, including, but without limitation, for the purposes of tax returns and the preparation of financial statements and other documents and records.

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7.   TAX ELECTIONS

     The Seller and the Purchaser shall, within the required periods, execute and file duly completed forms in connection with the election referred to in Section 167(1.1) of the Excise Tax Act (Canada) and section 75.1 of the Act respecting the Quebec Sales Tax (Quebec).

8. REPRESENTATIONS AND WARRANTIES OF THE SELLER, OF 9038-2847 AND OF JACQUES FRANCO

     As of the date hereof, the Seller, 9038-2847 and Jacques Franco hereby jointly and severally represent and warrant to the Purchaser as follows, and acknowledge that the Purchaser relies on such representations and warranties for the purpose of acquiring the Assets Purchased and undertaking the Assumed Liabilities:

     8.1  legal status:

          8.1.1 both the Seller and 9038-2847 are duly incorporated companies, in good standing and duly existing under the Companies Act (Quebec) and in good standing under the Act respecting the Legal Publicity of Sole Proprietorships, Partnerships and Legal Persons (Quebec), and have complied with the laws governing its business, have all necessary corporate powers and capacity and are duly authorised to own their property and assets and generally to conduct their business as presently conducted.

          8.1.2 9038-2847 owns all the issued and outstanding shares of the share capital of the Seller and Jacques Franco owns all of the issued and outstanding shares of the share capital of 9038-2847;

     8.2  capacity:

          8.2.1 the Seller has the power, authority and capacity to sell, assign and transfer the Assets Purchased to the Purchaser upon the terms and conditions of this Agreement and has duly obtained any and all authorisations and consents required for such purpose, including, but without limitation to the foregoing, all necessary resolutions, authorisations and consents of directors and shareholders of the Seller;

          8.2.2 each of the Seller and 9038-2847 has obtained any and all corporate authorisations required to execute this Agreement and comply with its provisions;

          8.2.3 the Seller has full and good title to the Assets Purchased, free and clear of any lien, charge, priority, mortgage or other charge, encumbrance, right or interest of any nature whatsoever;

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          8.2.4   the execution by the Seller and by 9038-2847 of this Agreement and their compliance with its provisions does not give rise to the violation of any statute, regulation or other relevant legislative provision, nor is it a violation of its articles of incorporation or its bylaws or the provisions of any arrangements, agreements or undertakings to which it is a party, nor shall it give rise to acceleration of any provision contained therein;

          8.2.5 other than this Agreement, no agreement, option or other right likely to become an agreement or an option to purchase the Assets Purchased or to give rise to a security interest, priority, mortgage or other lien, charge or encumbrance upon the Assets Purchased;

          8.2.6 this Agreement constitutes a valid obligation which binds the Seller, 9038-2847 and Jacques Franco and is fully enforceable in accordance with its terms, subject to enforcement limitations generally imposed by applicable laws concerning creditors, particularly in cases of bankruptcy or other similar proceedings and to the extent that extraordinary remedies are granted at the discretion of the court having jurisdiction;

     8.3  Regulatory compliance

          8.3.1 the accounting books and records of the Seller truly, accurately and completely reflect the financial position and operating results of the Seller and have been prepared in compliance with generally accepted accounting principles in Canada consistently applied;

          8.3.2 the Seller is entitled to conduct business in the districts where it owns assets or property, and has complied with all relevant laws, regulations, orders, judgments, policies, guidelines, decrees, Permits and other requirements of any federal, provincial, regional or municipal government or administrative authorities (the "LAWS") in connection with its business and its operations, including, but without limitation, environmental or environmental protection Laws;

          8.3.3 the Seller operates the Enterprise exclusively within the Province of Quebec;

          8.3.4 the Seller's business has never been in violation nor is it in violation of any Laws, including, but without limitation, Laws with respect to environment, environmental protection, and health and safety in the workplace, nor has the Seller been found guilty of any offence for non-compliance with the Laws, or been ordered to pay any fine or other amount, or settled any prosecution prior to verdict;

          8.3.5 the Seller has not received any written or verbal requests for information further to any federal, provincial, municipal or regional inquiry concerning the environment or other subject matter concerning the Seller, its Enterprise or its operations;


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          8.3.6   the Seller is not a non-resident of Canada for the purposes of the Income Tax Act (Canada) or the Taxation Act (Quebec);

          8.3.7 the registration numbers of the Seller for the purposes of goods and services tax ("GST") and Quebec sales tax ("QST") are respectively 103300422RT and 1002983229TQ0001;

          8.3.8 the Purchaser shall acquire ownership, possession or use hereunder of all or substantially all of the property which can reasonably be regarded as being necessary for the Purchaser to be capable of operating the Enterprise as a business, as provided by Section 167 of the Excise Tax Act (Canada) and Article 75 of the Act Respecting Quebec Sales Tax (Quebec);

          8.3.9 the conduct of business of the Enterprise does not infringe any trademark, patent, trade name or copyright of any other person;

          8.3.10 the Seller owns no patent, trademark, trade name or copyright and uses no name or business name other than "Les Telecommunications Valsysteme Inc." for the purposes of conduct of the business of the Enterprise;

          8.3.11 SCHEDULE 3.4 sets forth a true, complete and accurate list of all Agreements in connection with the Enterprise to which the Seller is a party and all such Agreements are in force and effect and fully enforceable in accordance with their terms. The Seller is note in default under such agreements and, to the best of the knowledge of the Seller, no other party to such Agreement is in default thereunder. Furthermore, to the best of the Seller's knowledge, no lapse of time and/or failure to give notice has occurred which may give rise to any such default;

     8.4  financial position:

          8.4.1 the Year 2000 Unaudited Financial Statements, attached hereto as SCHEDULE A, truly and accurately reflect the financial position of the Seller as of July 31, 2000 and have been prepared in accordance with generally accepted accounting principles in Canada consistently applied. No liability or undertaking which may have a materially adverse effect on the Seller has failed to be disclosed, nor is any statement made with respect thereto misleading;

          8.4.2 The 1999 Financial Statements, attached hereto as SCHEDULE B, truly and accurately reflect the financial position of the Seller as of August 31, 1999 and have been prepared in accordance with generally accepted accounting principles in Canada consistently applied. No liability or undertaking which may have a materially adverse effect on the Seller has failed to be disclosed, nor is any statement made with respect thereto misleading;

          8.4.3 accounts payable assumed by the Purchaser pursuant to the Assumed Liabilities are recorded in the books and records of the Seller, were


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                  incurred in the normal course of business of the Enterprise and include amounts payable to Employees, including salaries and benefits, cumulative vacation pay due and owing as of midnight on September 12, 2000, severance pay and any other amounts due and owing to Employees;

          8.4.4 SCHEDULE 8.4.4 hereunder contains a true, accurate and complete list of all suppliers and clients of the Seller as of the date hereof;

          8.4.5 the Inventory is of marketable quality, usable and commercially saleable in the normal course of business;

          8.4.6 to the best of its knowledge, the property leased by the Seller under the Lease currently in force and effect is in good condition and the owner has not failed to perform its obligations thereunder;

          8.4.7   since August 18, 2000, the Seller:

                  8.4.7.1 has continuously operated its Enterprise in the normal course of business, complied with the relevant Laws and has not been a party to any transactions completed outside the normal course of business;

                  8.4.7.2 has neither sold nor assigned any of its assets, other than in the normal course of business;

                  8.4.7.3 has incurred no material or adverse change in the operation of its business which may affect its property, business or financial position;

                  8.4.7.4 has paid up and maintained all insurance policies in connection with its assets and business;

                  8.4.7.5 has not altered the employment conditions or salaries of its employees or the payment or other terms or conditions with suppliers; and

                  8.4.7.6 has neither solicited nor entered into any agreements outside the normal course of business;

     8.5  liability:

          8.5.1 there are currently no pending claims, suits or proceedings, or any threat of any such claims, suits or proceedings against the Seller in connection with the Enterprise or the Assets Purchased before any court, commission, agency or other administrative body (including, with respect to environmental matters, Environment Canada and the ministere de l'Environnement [Environment Ministry] (Quebec)), and to the best of its


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
                  knowledge, after diligent inquiry, there exists no cause which may give rise to the any such claims, suits or proceedings;

     8.6  no material failure to disclosure:

          8.6.1 they have not failed to disclose any material fact or any material agreement likely to have a substantial and adverse effect on the property, business or financial position of the Seller; and

          8.6.2 the sworn statement attached as SCHEDULE 4.1 contains a true, complete and accurate list of all creditors of the Seller (including tax authorities) and sets forth the amount and nature of each of their claims, the amounts outstanding and any security interests granted in connection therewith.

9.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     9.1 As of the date hereof, the Purchaser represents and warrants to the Seller as follows and acknowledges that the Seller relies on such representations and warranties for the purposes of the sale of the Assets Purchased:

          9.1.1 the Purchaser has been duly incorporated, is in good standing and is validly existing under the Canada Business Corporations Act and has complied with the provisions of the Act respecting the Legal Publicity of Sole Proprietorships, Partnerships and Legal Persons (Quebec);

          9.1.2 the Purchaser has obtained all necessary corporate authorisations for the purposes of executing this Agreement and complying with the provisions hereof;

          9.1.3 the execution of this Agreement and compliance with its provisions by the Purchaser neither constitutes a violation of its articles of incorporation or by-laws, nor does it breach the terms and conditions of any arrangements, agreements or undertakings to which the Purchaser is a party, nor shall it give rise to acceleration of any provision contained therein;

          9.1.4 this Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to limitations generally imposed by applicable laws concerning creditors, particularly in the case of bankruptcy or other similar proceedings and to the extent that extraordinary remedies are granted at the discretion of the court having jurisdiction; and

          9.1.5 the registration numbers of the Purchaser for the purposes of GST and QST are respectively 143668788RT and 1023731301TQ0001.


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10.  SCOPE OF REPRESENTATIONS AND WARRANTIES

     10.1 The representations and warranties set forth in sections 8 and 9 herein shall survive and be fully enforceable for a period of three years commencing on the date hereof, the parties acknowledging that, for tax purposes, the provisions shall remain in force and effect until the expiry of the relevant limitation period and in cases of fraud they shall continue to be enforceable for an unlimited time period. As these representations and warranties have been granted for the benefit of the Purchaser or of the Seller, as the case may be, the Purchaser or the Seller may, as applicable, waive its entitlement thereto at any time and at its entire discretion.

     10.2 No due diligence examination or inquiry conducted by the Purchaser or on its behalf at any time whatsoever shall be deemed a waiver of any statement, representation or warranty made hereunder, nor shall it restrict the scope or alter the nature thereof in any way whatsoever.

11.  SALE OF AN ENTERPRISE

     The Seller, 9038-2847 and Jacques Franco jointly and severally agree pursuant to section 14 to indemnify and save and hold the Purchaser harmless from any Damages resulting from any omission or inaccuracy contained in the sworn declaration attached as SCHEDULE 4.1.

12.  EMPLOYEES

     The Purchaser undertakes to hire all other employees of the Seller (collectively the "EMPLOYEES") following the Closing Date, in accordance with terms and conditions to be determined by the Purchaser, but which shall be similar to those previously offered by the Seller to the Employees.

13.  COVENANT OF THE SELLER

     In the event the lessor refuses to agree to the assignment of the Lease or any renewal or amendment thereof in favour of the Purchaser, the Seller covenants to continue leasing the premises governed by the Lease for the benefit of the Purchaser, who shall conduct the business on the premises until the Purchaser has found a satisfactory alternative.

14.  INDEMNIFICATION OF THE PURCHASER

     14.1 The Seller, 9038-2847 and Jacques Franco jointly and severally undertake to indemnify and save and hold the Purchaser harmless from any damage, loss, undertaking, liability, claim, charge, deficit, cost, fee or expense (including, but without limitation, any reasonable legal fees and other costs and disbursements incurred as a result of any litigation, claim, inquiry, action or proceeding) (collectively the "DAMAGES") that the Purchaser may incur, assume or suffer, directly or indirectly, or which it shall pay (i) as a result of any violation or inaccuracy of representations, warranties, stipulations, agreements or covenants contained herein; (ii) as a result of any liabilities of the Seller which have not


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
          been assumed by the Purchaser hereunder; or (iii) as a result of any claims in connection with property sold or services rendered by the Seller or any facts, situations, acts or events which occurred prior to the Closing Date or otherwise in connection therewith.

     14.2 Any amount claimed under paragraph 14.1 shall be paid by the Seller, 9038-2847 or Jacques Franco, as applicable, to the Purchaser upon demand if such amount is not disputed. In the event of a dispute, the amount shall be paid to the Purchaser upon final decision rendered by a court having jurisdiction.

15.  INDEMNIFICATION OF THE SELLER

     15.1 The Purchaser agrees to indemnify and save and hold the Seller harmless from any Damages that the Seller suffers, assumes or incurs, directly or indirectly, or which it is required to pay further to the violation or inaccuracy of representations, warranties, provisions, agreements or covenants of the Purchaser contained herein.

     15.2 Any amount claimed under paragraph 15.1 shall be paid by the Purchaser to the Seller upon demand, unless such amount is disputed. In the event of a dispute, the amount shall be paid to the Seller upon final judgment being rendered by a court having jurisdiction.

16.  NON-COMPETITION AND NON-SOLICITATION UNDERTAKING

     16.1 Each of the Seller, 9038-2847 and Jacques Franco and of their affiliates or associates (an "Intervenor") covenant in favour of the Purchaser for a five year period, commencing on the Closing Date, that they shall not, either directly or indirectly:

          16.1.1 operate, either solely or in concert with any other person, corporation, association or entity as owner, shareholder, agent, employee or in any other capacity, perform any work or services whatsoever in the sector where the Seller conducts business, works or pursues activities, i.e. the maintenance and repair of CATV, microwave, television and radio broadcasting, optical or cable equipment, nor act as consultant, lend sums of money, guarantee debts or liabilities, allow its name or any part thereof to be used or employed, whether for its own benefit or for the benefit of any other person, corporation, association or entity engaged, involved or interested in any enterprise which conducts business, performs work or services or pursues activities similar to the business, work, services or activities carried on by the Seller within the territory of the Province of Quebec;

          16.1.2 solicit existing clients or suppliers of the Seller, use its efforts to personally benefit from any Agreements it or he has concluded, or reveal or disclose to any person confidential information with respect to the Seller and the Enterprise;


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          16.1.3  employ or solicit the Employees for the purposes of hiring them, unless the Purchaser or its successors has terminated the employment of such person with the Purchaser or its successors for good cause prior to any such steps being taken by an Intervenor.

     16.2 Each of the Intervenors acknowledges that the restrictions contained in paragraph 16.1 are reasonable and valid and essential to allow the Purchaser to adequately safeguard its position in the sector where it is conducting business, working or carrying on activities and consequently hereby exempts the Purchaser from any obligation to demonstrate their validity before a court having jurisdiction.

     16.3 Each of the Intervenors acknowledges that failure to comply with the undertakings and obligations set forth in paragraph 16.1 would cause the Purchaser a prejudice giving rise to the payment to the Purchaser of a $1,000 per day penalty for delay in the performance of the obligations provided for in such paragraph. Consequently, in the event of such default, the person in default shall pay the Purchaser the sum of $1,000 for each day that performance of the obligations set forth in the paragraph 16.1 has been delayed, without prejudice to the rights of the Purchaser to commence proceedings seeking an injunction or damages or any other remedy with respect to such default or apprehended default, the whole in accordance with Article 1622 of the Civil Code of Quebec.

     16.4 The Intervenors and the Purchaser acknowledge that if the scope of any restriction contained in this section 16 is deemed to be unreasonable such that it is no longer fully enforceable, such restriction shall apply to the full extent allowable by the laws of the Province of Quebec and hereby agree that the scope of such restriction may be amended by the court presiding over any litigation commenced in order to enforce compliance with such restriction.

17.  ADDITIONAL COVENANTS

     17.1 The execution of this Agreement is subject to the following conditions precedent which must be fulfilled to the satisfaction of the Purchaser on or prior to the Closing Date:

          17.1.1 the execution of an employment letter between the Purchaser and Yvon Veilleux, the form and content of which shall be to the satisfaction of the Purchaser;

          17.1.2 the acceptance by the Employees of employment terms and conditions offered to them by the Purchaser;

          17.1.3 the undertaking by the Purchaser to assume the Lease, after review to the satisfaction of the Purchaser; and

          17.1.4 delivery by the Seller to the Purchaser of a legal opinion prepared by legal counsel to the Seller and 9038-2847 to the satisfaction of the Purchaser and its legal counsel.

18.  FEES AND EXPENSES

     18.1 Any and all legal costs and fees of other outside consultants whose services are retained by the Purchaser, the Seller, 9038-2847 or Jacques Franco in connection with the purchase by the Purchaser of the Assets Purchased shall be paid by the party who has retained such services.

     18.2 The parties acknowledge that no commission or other payment of a similar nature is payable with respect to this transaction and the Seller, 9038-2847 and Jacques Franco hereby jointly and severally covenant to indemnify and save and hold the Purchaser harmless in this regard.

19.  OTHER DOCUMENTS

     The parties hereby agree to execute any other document, perform any other act and take any other useful or necessary steps to give full force and effect to this agreement as applicable.

20.  NOTICE

     20.1 Any notice or other communication to be given hereunder shall be in writing and delivered by fax (with original to follow by courier and confirmation of proper reception) or delivered by courier:

          20.1.1  to the Purchaser:

                  A NOVO CANADA ENTERPRISES INC.
                  1474, rue Cunard
                  Laval (Quebec)
                  H7S 2B7
                  Attention: Louis Brunel
                  Fax number: (450) 967-8271

          20.1.2  to the Seller:

                  TELECOMMUNICATIONS VALSYSTEME INC.
                  1474, rue Cunard
                  Laval (Quebec)
                  H7S 2B7

                  Attention: Jacques Franco

                  Fax number: (450) 967-8271

          20.1.3  to 9038-2847:

                  9038-2847 QUEBEC INC.
                  4525, rue Jeanne-d'Arc

                  Montreal (Quebec)
                  H1X 2E4

                  Attention: Jacques Franco

                  Fax number: (514) 256-6644

          20.1.4  to Jacques Franco:

                  MR. JACQUES FRANCO
                  4525, rue Jeanne-d'Arc
                  Montreal (Quebec)
                  H1X 2E4

                  Fax number: (514) 256-6644

                  or, with respect to each party, to any other address or other fax number which may be designated by such party by written notice delivered to the other parties.

     20.2 Notices or communications provided for in paragraph 20.1 shall be deemed received on the date of transmission if sent by fax during normal business hours or the following business day if sent by courier or by fax outside of normal business hours.

21.  CONFIDENTIALITY

     Each of the Seller, 9038-2847 and Jacques Franco hereby covenant not to disclose the confidential information with respect to the Enterprise to any person, nor to use such information for personal or any other purposes and shall use their best efforts to ensure that such information remains confidential unless its disclosure is required by law.

22.  MISCELLANEOUS

     22.1 Unless otherwise provided herein, no party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto.

     22.2 Headings and sub-headings of sections and paragraphs of this Agreement have been inserted for convenience only and shall not be used to interpret the terms hereof.

     22.3 As the context requires, the words importing the singular shall include the plural and the words importing the masculine gender shall include the feminine and neutral genders and vice versa.

     22.4 This Agreement shall be governed and interpreted in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

     22.5 All executed counterparts of this Agreement shall be deemed originals of the same Agreement.

     22.6 This Agreement may be amended or altered in whole or in part, at the discretion of the parties, but any amendment or alteration shall only be effective after being duly set down in writing and executed by all of the parties hereto.

     22.7 This Agreement shall be binding upon and enure to the benefit of the parties, and their successors, heirs, legatees, administrators, assigns and other legal representatives.

     22.8 Any court decision which rules that any provision hereto is invalid or unenforceable shall have no effect on the other provisions hereof or their validity or enforceability.

     22.9 The parties hereby expressly and irrevocably agree that any breach of the provisions hereof shall entitle the aggrieved party to mandatory and injunctive remedies, without prejudice to any other recourse or remedy provided herein or by law.

     22.10 The implied or express waiver of the rights provided by any provision hereof may not be deemed a waiver of the rights granted under any other provisions, whether similar in nature or not, and such waiver shall be deemed invalid unless it is specifically granted by written statement duly executed by the party granting the waiver.

     22.11 This Agreement constitutes the entire agreement between the parties hereto with respect to the matters contained herein and replaces the letter of intent and any other prior agreement, written or verbal, between the parties with respect to the subject matter of this Agreement.

     22.12 Unless the sending of a notice is required in the circumstances, in which case the notice shall constitute a formal legal notice, the parties hereto shall be deemed in default by the sole lapse of time allowed for the performance of their obligations or for curing the failure to perform their obligations and no formal notice shall then be necessary.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT AT THE PLACE AND ON THE DATE FIRST MENTIONED HEREIN ABOVE

                                    A NOVO CANADA ENTERPRISES INC.

                                    by:
                                       -----------------------------------------
                                    Name: Louis Brunel
                                    Position: Chairman of the Board of Directors


                                    LES TELECOMMUNICATIONS VALSYSTEME INC.


                                    by:
                                       -----------------------------------------
                                    Name: Jacques Franco
                                    Title: President


                                    9038-2847 QUEBEC INC.


                                    by:
                                       -----------------------------------------
                                    Name: Jacques Franco
                                    Position:  Director



                                    --------------------------------------------
                                    JACQUES FRANCO

                                LIST OF SCHEDULES

Schedule A:                Year 2000 Unaudited Financial Statements

Schedule B:                1999 Financial Statements

Schedule 3.1:              Inventory

Schedule 3.2:              Equipment

Schedule 3.3:              Permits

Schedule 3.4:              Agreements

Schedule 4.1:              Sworn Statement

Schedule 6:                Allocation of the Purchase Price

Schedule 8.4.4:            List of Clients and Suppliers

         The undersigned represents that the foregoing constitutes a fair and accurate translation of the French original.

Dated: September 20, 2000



                             CABLE LINK, INC.



                             By: /s/ Louis Brunel
                                -----------------------------------------
                             Name: Louis Brunel
                             Title: President and Chief Executive Officer